Exhibit 10.4

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made on January 1, 2016 (the “Effective Date”) by and between DERMAdoctor, LLC, a Missouri limited liability company (the “Company”), with a principal business address at 1901 McGee, Kansas City, Missouri, and the undersigned employee (the “Employee”), an individual with a residential address as set forth below the Employee’ s signature block.

WHEREAS, Company is a limited liability company organized for the purpose of developing, manufacturing and distributing skin care products and related products and services (the “Services”);

WHEREAS, Employee desires to be employed by Company in the capacity set forth in Schedule A attached hereto.

WHEREAS, Company also desires to employ Employee provided Employee executes and delivers this Agreement containing such restrictive covenants as shall be deemed necessary and appropriate by Company.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1.  Term and Scope of Employment. The initial term (the “Initial Term”) of this Agreement shall commence on the Effective Date and, subject to the further provisions of this Agreement, shall end on December 31, 2016 (the “Expiration Date”); provided, however, this Agreement shall be automatically renewed for successive one (1) year periods (“Renewal Term”) unless, at least ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, either party gives written notice to the other party specifically electing to terminate this Agreement at the end of the Initial Term or any such Renewal Term. Employee acknowledges that she is an employee “at-will” and, as such, is free to resign at any time without reason. The Company, likewise, retains the right to terminate Employee’s employment at any time with or without reason or notice. Nothing contained in this Agreement or any oral statement made by any Company representatives or any other document provided to the Employee is intended to be, nor should it be, construed as a guarantee that employment or any benefit will be continued for any period of time.

2.  Title; Capacity. The Employee shall serve in the capacity set forth in Schedule A attached hereto, or in such other position as the Company may determine from time to time. The Employee shall perform those duties and responsibilities more specifically outlined on Schedule A, attached hereto and incorporated herein by reference. The Employee shall be based at the location set forth in Schedule A attached hereto, but may be subject to relocation as reasonably determined by the Board of Managers of the Company (the “Board”). In addition to the matters set forth in Schedule A, Employee shall be subject to the supervision of, and shall have such duties and responsibilities as is delegated to her by the Board.

The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board shall from time to time reasonably assign to her. Employee agrees to devote her entire business time, attention and energies to the business and interests of the Company during the Employment Period. Employee further agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and the Board and any changes therein which may be adopted from time to time.

3.  Compensation and Benefits.

(a) Salary. For the one-year period commencing on the Effective Date, the Company shall pay Employee an annual base salary and incentive compensation as set forth in Schedule B attached hereto. Such salary may be subject to adjustment thereafter as determined by the Managers. The base compensation shall be payable at the times and in the manner consistent with the Company’s general policies regarding compensation of its employees.

(b)  Fringe Benefits. The Employee shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee’s position, tenure, salary, age, health and other qualifications make her eligible to participate, including, but not limited to, the programs indicated in Schedule B to this Agreement (the “Benefits”).

(c)  Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of her duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation , expense statements, vouchers and/or such other supporting information as the Company may request, provided, however, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board.

(d)  Vacation and Holidays. The Company shall provide the Employee with paid vacation in accordance with the vacation policies of the Company in effect for its executive officers from time to time. The Company shall also provide the Employee paid holidays and other paid leave as set forth in the Company’ s policies.

4.  Termination.

(a)  Events of Termination. The Initial Term or the Renewal Term (as the case may be), the Employee’ s salary, the Incentive Compensation, the Benefits, and any and all other rights of the Employee under this Agreement or otherwise as an employee of the Company shall terminate (except as otherwise set forth in this Section 4 and Section 5):

(i)  Immediately upon the expiration or termination of the Initial Term of employment or any Renewal Term (as the case may be), provided that either of the parties hereto have given written notice to the other electing to terminate this Agreement in compliance with Section 1 hereof;

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(ii)  Immediately upon the death of the Employee;

(iii)  At the election of the Company, upon the “disability” of the Employee (as such term is defined in Section 4(b) hereof), immediately upon written notice from the Company to the Employee;

(iv)  At the election of the Company, “for cause” (as such term is defined in Section 4(c) hereof), immediately upon written notice from the Company to the Employee; or

(v)  At the election of the Company ” without cause” upon five (5) days written notice from the Company to the Employee.

(b)  Definition of “Disability”. For purposes of Section 4(a)(iii) of this Agreement, the term “disability” shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. The “disability” of the Employee will be determined by a medical doctor selected by written consent of the Company and the Employee upon the request of either party by notice to the other. If the Company and the Employee cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Employee has a “disability”. The determination of the medical doctor selected under this Section 4 will be binding on both parties. The Employee must submit to a reasonable number of examinations, as necessary, by the medical doctor making the determination under this Section 4, and the Employee hereby authorizes the disclosure and release to the Company of such determination and all supporting medical records.

(c)  Definition of “For Cause”. For purposes of Section 4(a)(iv) of this Agreement, the term “for cause” shall mean any of the following:

(i)  Dishonesty of the Employee with respect to the Company;

(ii)  Misappropriation of any of the Company’ s funds or property;

(iii)  Willful misfeasance or nonfeasance of duty intended to injure or having the effect of injuring the reputation, business or business relationships of the Company or its respective officers, directors or employees;

(iv)  Upon a conviction or entering of a plea of guilty or a plea of no contest with respect to a felony or the equivalent thereof;

(v)  Willful or prolonged absence from work by the Employee (other than by reason of disability due to physical or mental illness) or failure, neglect or refusal by the Employee to perform her duties and responsibilities after ten (10) days written notice from the Company to the Employee and after a ten (10) day cure period.

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(vi)  A material breach by the Employee of any of the terms or conditions contained in this Agreement after ten (l 0) days written notice from the Company to the Employee and after a ten (l 0) day cure period.

The Company must provide written notice to the Employee setting forth with factual specificity the circumstances or actions of the Employee which justify the termination of the Employee “for cause”.

5.  Effect of Termination. Effective upon the termination of this Agreement m accordance with the provisions of Section 4 hereof, the Employee shall be entitled to compensation as provided in this Section 5.

(a)  Termination for Cause, Death or Disability. In the event that Employee is terminated under Sections 4(a)(ii) through 4(a)(iv) hereof, the Company shall pay to the Employee the compensation and benefits otherwise payable to her under Section 3 through the date such termination is effective. The Company shall have no additional obligation or liability to Employee except as set forth in this Section 5(a).

(e)  Termination Upon Expiration or without Cause. If the Employee is terminated upon expiration of the Initial Term or a Renewal Term pursuant to Section 4(a)(i) or “without cause” pursuant to Section 4(a)(v) hereof, the Company’ s sole responsibility shall be to pay to the Employee, in monthly installments, the Employee’s salary during a two (2) month period following the date of termination (the “Severance Period”). Notwithstanding anything herein to the contrary, any and all payments due to the Employee shall immediately cease at the end of the Severance Period, or in the event of breach by the Employee of the post-termination obligations under Section 6 of this Agreement.

(f)  Benefits. The Employee’ s accrual of, or participation in plans providing for, the Benefits will cease immediately upon the termination of the Employee’s employment with the Company or the expiration of the Initial Term or any Renewal Term, except as may be required by law, and the Employee will be entitled to accrued Benefits pursuant to such plans, but only as provided in such plans.

6.  Non-Compete.

(a)  Survival. The provisions of Sections 6 and 7 shall survive the termination or expiration of this Agreement for a period of two (2) years from the date of such expiration or termination.

(b)  During the Initial Term or any Renewal Term, and for a period of two (2) years (such two (2) year period hereinafter referred to as the “Non-compete Period”) after the termination or expiration thereof, the Employee will not directly or indirectly, in the territory comprised of the continental United States (the “Territory”):

(i)  as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor , lender , or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of, a publicly held company), engage in the business of developing, producing, marketing or selling products or services of the kind or type developed or being developed, produced, marketed or sold by the Company while the Employee was employed by the Company; or

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(ii)  recruit, solicit or induce, or attempt to induce employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

(iii)  solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.

(c)  If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(d)  The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

(e)  Notwithstanding anything herein to the contrary, the restrictions in this Section 6 shall in no way prohibit Employee from engaging in the practice of medicine in the event of termination of this Agreement, so long as Employee does not sell, provide or perform any Services in violation of this Section 6.

7.  Proprietary Information and Developments

(a)  Proprietary Information.

(i)  Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company’ s business or financial affairs (collectively, ” Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. Employee will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after her employment, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

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(ii)  Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into her custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of her duties for the Company.

(iii)  Employee agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company’ s business.

(b)  Developments.

(i)  Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments , software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by the Employee or under her direction or jointly with others during her employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as “Developments”).

(ii)  Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this Section 7(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company’ s premises and not using the Company’ s tools, devices, equipment or Proprietary Information.

(iii)  Employee agrees to cooperate fully with the Company, both during and after her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of proprietary rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

(c)  Other Agreements. Employee hereby represents that she is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of her employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Employee further represents that her performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by her in confidence or in trust prior to her employment with the Company.

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8.  Company’s Right to Notify Subsequent Employers. The Company may do all permissible things, and take all permissible action, necessary or advisable, in the Company’s discretion, to protect its rights under Sections 6 and 7, including without limitation notifying any subsequent employer of Employee of the existence of (and furnishing to any such employer) the provisions of this Agreement.

9.  Liquidated Damages. Insofar as any damages sustained by the Company in the case of a breach by the Employee of the provisions of this Agreement are difficult to calculate, the parties hereto agree that if the Employee breaches or violates any provision of this Agreement, the Company shall be entitled, in addition to any other rights and remedies available to it, to retain as liquidated damages any sums owed but not paid by the Company to the Employee pursuant to this Agreement.

10.  Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 10.

11.  Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

12.  Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

13.  Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

14.  Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Missouri.

15.  Choice of Venue. All actions or proceedings with respect to this Agreement shall be instituted only in any state court sitting in Jackson County, Missouri, and by execution and delivery of this Agreement, the parties irrevocably and unconditionally subject to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waive:

(a) any objection that the parties might now or hereafter have to the venue of any of such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

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16.  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any entity with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

17.  Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

18.  Captions and Headings. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

19.  Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

20.  Counterparts. This Agreement may be executed in a number of counterparts and all of such counterparts executed by the Company or the Employee, shall constitute one and the same agreement, and it shall not be necessary for all parties to execute the same counterpart hereof.

21.  Attorneys’ Fees. The prevailing party in any legal proceeding to enforce the terms and conditions of this Agreement shall be entitled to receive its reasonable attorney’ s fees, expert witness fees, and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief it may be granted.

22.  Facsimile Signatures. The parties hereby agree that, for purposes of the execution of this Agreement, facsimile signatures shall constitute original signatures.

23.  Incorporation by Reference. The recitals and preambles to this Agreement, and all exhibits and schedules attached hereto, are hereby incorporated by reference.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

EMPLOYER:

DERMAdoctor, LLC
a Missouri limited liability company

By:	/s/ Audrey Kunin
Name:	Audrey Kunin
Title:	President

EMPLOYEE:

/s/ Audrey Kunin
Audrey Kunin

SCHEDULE A

TITLE AND SCHEDULE OF DUTIES

1.   Location. Kansas City, Missouri

2.   Title. Employee shall serve as the Chief Executive Officer of the Company.

3.   Schedule of Duties. Employee shall have the following duties:

a. Creative - Oversee new product development including:

i.  idea creation

ii.  product formulation

iii.  product testing

iv.  product regulatory issues

v.  product consumer messaging

b. Marketing and Public Relations

i.  Oversee outside public relations agency

ii.  Promote brand to retailers and consumers

iii.  Meet with media to promote brand

iv.	Personal appearances at retailers, media outlets (i.e. magazine publishers) and television, including selling (i.e. HSN, QVC, etc.) and non-selling environments (i.e. Dr. Oz)

 v.  Legal compliance

c. Executive

i.  Report directly to board on

1. business updates

2. strategy

3. sales

ii.  Visionary leadership

SCHEDULE B

SCHEDULE OF COMPENSATION AND BENEFITS

1.	Base Salary. Employee shall receive a base salary of $150,000 annually.

2.	Bonus. Employee shall receive bonus compensation equal to two percent (2%) of actual measurable sales that are the direct result of Employee’s personal media appearances on behalf of the Company (the “Media Sales”). Bonus compensation shall be paid no later than thirty (30) days after the calculation of Media Sales as determined by the Board.

3.	Benefits. See attached Summary of Benefits.